Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 34	Trade Date: 3/24/2003
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 3/27/2003

The date of this Pricing Supplement is March 24, 2003

CUSIP or Common Code:	41013MKK5

Price to Public:	100.000% of the principal amount

Proceeds to Issuer:	$908,435.00

Discounts and Commissions:	0.500%

Reallowance:	0.150%

Dealer:	99.625%

Maturity Date:	9/15/2005

Stated Annual Interest Rate:	Floating Rate Note

Interest Reset Periods:	Quarterly, commencing on the 15th day of June, September, December and March (or, if such day is not a Business Day, the next following Business Day)

Interest Reset Dates:	The 15th day of June, September, December and March (or, if such day is not a Business Day, the next following Business Day)

Day Count Convention:	Actual/365 (Fixed)

Interest Rate Basis:	Treasury Rate

Index Maturity:	3 month

Spread:	+0.50%

Initial Interest Rate:	1.66900%

Maximum Interest Rate:	3.25% per annum with respect to each Interest Reset Period

Minimum Interest Rate:	N/A

Interest Payment Frequency and Dates:	Quarterly, on the 15th day of June, September, December and March (or, if such day is not a Business Day, the next following Business Day)

First Interest Payment Date:	6/15/2003

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A

Original Issue Discount[1]:	N/A

Other Material Terms (if any):	N/A

1 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 34	Trade Date: 3/24/2003
(To Prospectus dated July 22, 2002)	Issue Date: 3/27/2003

The date of this Pricing Supplement is March 24, 2003

CUSIP or Common Code:	41013MKL3	41013MKM1	41013MKN9	41013MKP4	41013MKQ2

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$372,656.25	$516,832.00	$509,850.00	$2,379,218.00	$516,664.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	3/15/2006	3/15/2007	3/15/2008	3/15/2011	3/15/2011

Stated Annual Interest Rate:	2.300%	2.750%	3.200%	Step: 3.250% through 9/14/2005, and 5.000% thereafter (unless called)	4.000%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Semi

First Payment Date:	4/15/2003	4/15/2003	4/15/2003	4/15/2003	9/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	9/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[2]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 34	Trade Date: 3/24/2003
(To Prospectus dated July 22, 2002)	Issue Date: 3/27/2003

The date of this Pricing Supplement is March 24, 2003

CUSIP or Common Code:	41013MKR0	41013MKS8	41013MKT6	41013MKU3	41013MKV1

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$526,975.00	$740,805.00	$196,980.00	$443,625.00	$1,936,247.50

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%	97.600%

Maturity Date:	3/15/2013	3/15/2015	3/15/2018	3/15/2023	3/15/2028

Stated Annual Interest Rate:	4.450%	4.550%	4.800%	5.100%	5.400%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	4/15/2003	4/15/2003	4/15/2003	4/15/2003	4/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	Yes	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	3/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	3/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[3]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

3 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.